CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A) (No. 33-70958) of Alpha Select Funds of our report dated November 13, 2003, included in the 2003 Annual Report to shareholders.




Philadelphia, Pennsylvania
January 26, 2004